Exhibit 10.2

AMENDMENT TO

THE INTELLECTUAL PROPERTY LICENSE AGREEMENT

This Amendment to Agreement, dated as of October 2, 2019 (the “Amendment”), by and between Travis Clark, individually, and Clark Championship Products LLC, a limited liability company organized under the law of Oklahoma (collectively “Licensor”) and BBQ Oklahoma, Inc., a Minnesota corporation (“Licensee”). Licensor and Licensee each herein a “Party” and collectively, “Parties.”

WHEREAS, Pursuant to an Intellectual Property License Agreement dated July 18, 2019 (the “License Agreement”), the Licensor and Famous Dave’s of America Inc. (“Prior Licensee”), the Licensor provided the Prior Licensee a license for IP assets for various commercial purposes related to the Good and Services and sublicense rights;

WHEREAS,  On October 1, 2019, the Prior Licensor assigned all its rights, interest and title in the Agreement to the Licensee;

WHEREAS, the Parties desire to amend the License Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the License Agreement.

2.	Amendments to the License Agreement.

3.	Section 1.1 of the License Agreement shall be deleted and replaced with the following:

a.

Grant of License.  Licensor grants Licensee an exclusive license to use and sublicense the IP Assets for various commercial purposes related to the Goods and Services in the Territory, including establishing franchising operations (the “License). The “Territory” is worldwide; provided that for as long as this Agreement remains in effect, Licensee will not operate or sublicense another party to operate a Clark Crew BBQ restaurant in the “Mercury Territory.” Mercury Territory is defined as the fifteen (15) mile radius around the Clark Crew BBQ location at 3510 Northwest Expressway, Oklahoma City, OK 73112 and four (4) additional locations to be mutually agreed upon between the Parties. With respect to the four (4) to be determined locations, provided that Travis Clark owns a minimum of sixty (60) percent of the locations, whether directly or via wholly owned entity of his, Clark shall not pay a royalty to the Licensee. If the location is not wholly owned by Clark directly or indirectly, Clark shall pay a royalty of 5% per location to the Licensee. Furthermore, Clark or Clark Championship Products LLC shall not perform or catering duties in the greater Oklahoma City, OK without the consent or participation of the Licensee.

b.	Section 5(b) of the License Agreement is hereby modified to within three (3) years of the Effective Date.

4.  Date of Effectiveness; Limited Effect.  This Amendment will become effective on the date first written above.  Except as expressly provided in this Amendment, all of the terms and provisions of the License Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the License Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the date of this Amendment, each reference in the License Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the License Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the License Agreement, will mean and be a reference to the License Agreement as amended by this Amendment.

5.	Miscellaneous.

a.	Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective permitted successors and permitted assigns.

b.	Headings. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

c.

Counterparts.  This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

d.

Entire Agreement.  This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. Any terms not defined herein, shall be defined in the Agreement. If any terms between the Amendment and the License Agreement conflict, the License Agreement shall govern.

e.	Fees and Costs. Each party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

[signature page follows]

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

/s/ Travis Clark_______________________________________

Travis Clark, Individually

CLARK CHAMPIONSHIP PRODUCTS, LLC By /s/ Travis Clark	BBQ OKLAHOMA, INC. By /s/ Jeff Crivello

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